UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) August 28, 2015

U.S. AUTO PARTS NETWORK, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33264	68-0623433
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
16941 Keegan Avenue, Carson, CA 90746
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (310) 735-0085

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Change in Registrant's Certifying Accountant.

The Audit Committee of the Board of Directors of the Company recently conducted a competitive selection process to determine the Company’s independent registered public accounting firm for the fiscal year ending January 2, 2016 (“fiscal year 2015”). As a result of this process, on August 28, 2015, the Audit Committee dismissed Deloitte & Touche LLP (“D&T”) as the Company’s independent registered public accounting firm effective immediately. Contemporaneously, the Audit Committee approved the engagement of McGladrey LLP (“McGladrey”) as the Company’s independent registered public accounting firm for fiscal year 2015.

The reports of D&T on the Company's consolidated financial statements as of and for the years ended January 3, 2015 (“fiscal year 2014”) and December 28, 2013 (“fiscal year 2013”) did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During fiscal year 2014 and fiscal year 2013, and the subsequent interim period through August 28, 2015, there were no (a) disagreements with D&T on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to D&T’s satisfaction, would have caused D&T to make reference to the subject matter thereof in connection with its reports for such periods; or (b) reportable events, as described under Item 304(a)(1)(v) of Regulation S-K.

The Company provided D&T with a copy of the disclosures it is making in this Current Report on Form 8-K and requested from D&T a letter addressed to the Securities and Exchange Commission indicating whether it agrees with such disclosures. A copy of D&T's letter dated September 2, 2015 is attached as Exhibit 16.1.

During fiscal year 2014 and fiscal year 2013, and during the subsequent interim period through August 28, 2015, the Company did not consult with McGladrey regarding any of the matters or events set forth in Item 304(a)(2) of Regulation S-K.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

16.1	Letter of Deloitte & Touche LLP, dated September 2, 2015.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 2, 2015	U.S. AUTO PARTS NETWORK, INC.

	By:	/s/ Neil T. Watanabe
Neil T. Watanabe
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

16.1	Letter of Deloitte & Touche LLP, dated September 2, 2015.